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                                  EXHIBIT 23.1



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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-40639 and 33-61309) pertaining to Atrion Corporation and the related Prospectuses of our report dated February 25, 1998, with respect to the financial statements of Quest Medical, Inc. CVS Operations included in the Form 8-K/A, as amended, dated April 15, 1998 of Atrion Corporation filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP

Dallas, Texas
April 14, 1998



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